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                                                                    EXHIBIT 21.1



                    SUBSIDIARIES OF ILLUMINET HOLDINGS, INC.



                                 Illuminet, Inc.

                              U.S.I. Gateway, Inc.

                           U.S. Intelco Wireless, Inc.

                       National Telemanagement Corporation

                            U.S. Osiris Corporation

                        Cellular Credit Card Calls, Inc.

                             NTC Distributing, Inc.